SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☑ Definitive Proxy Statement

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Martek Biosciences Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MARTEK BIOSCIENCES CORPORATION

6480 Dobbin Road
Columbia, Maryland 21045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The 2005 Annual Meeting of Stockholders of Martek Biosciences Corporation will be held at the Company’s headquarters, 6480 Dobbin Road, Columbia, Maryland on Thursday, March 17, 2005, at 11:00 a.m. for the following purposes:

1. To elect two members of the Board of Directors for the term expiring at the 2008 Annual Meeting of Stockholders;

2. To approve the proposed amendment and restatement of the 2004 Stock Incentive Plan; and

3. To consider and act upon such other business as may properly come before the Annual Meeting.

      Only stockholders of record at the close of business on January 21, 2005 are entitled to notice of and to vote at the meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

      ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors

GEORGE P. BARKER
Secretary

Columbia, Maryland

February 10, 2005

MARTEK BIOSCIENCES CORPORATION

6480 Dobbin Road
Columbia, Maryland 21045

PROXY STATEMENT

Annual Meeting of Stockholders

March 17, 2005

      This Proxy Statement and attached proxy are furnished on or about February  10, 2005 to stockholders of Martek Biosciences Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, March 17, 2005 beginning at 11:00 A.M. local time at the Company’s headquarters, located at 6480 Dobbin Road, Columbia, Maryland 21045. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised by delivering to the Secretary of the Company at the above address a written notice of revocation or a duly executed proxy bearing a later date. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      The Company will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other management employees of the Company may solicit proxies by mail or by personal interview, telephone or telecopy. They will receive no additional compensation for their services. At the close of business on January 21, 2005 (the “Record Date”), there were 29,509,058 shares of the common stock of the Company outstanding and entitled to vote at the meeting. There were 383 stockholders of record as of the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the meeting, and each share will have one vote.

PROPOSAL 1

Election of Directors

      The Board of Directors consists of eleven members. The Board is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, two Class I directors for the term expiring at the 2008 Annual Meeting of Stockholders are to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Proxies representing shares held on the Record Date which are returned duly executed will be voted, unless otherwise specified, in favor of the two nominees for the Board named below. Both of such nominees are currently directors of the Company. The Board of Directors unanimously recommends that Martek stockholders vote “FOR” the nominees listed below.

      Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named as nominees. Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee of the Board may recommend to the Board.

      The following table presents information concerning persons nominated for election as directors of the Company, those directors whose term of office will continue after the meeting and those directors who will be retiring from the Company’s Board of Directors on March 17, 2005 (the expiration of their terms), including the directors’ current membership on committees of the Board of Directors, principal occupations or affiliations during at least the last five years and certain other directorships held. For additional information concerning the nominees for director, including stock ownership and compensation, see “Directors’ Fees,” “Beneficial Ownership of Common Stock,” and “Compensation” below.

Nominees for Election as a Director for Terms Expiring in 2008:

Henry Linsert, Jr. Age 64	Mr. Linsert joined Martek as Chairman of the Board in 1988 and became Chief Executive Officer in 1989. From 1987 to 1988, he was primarily engaged as President of American Technology Investments Corp., a consulting company specializing in the development and financing of early stage companies in the Mid-Atlantic area. He was President and Chief Executive Officer of Suburban Capital Corporation, a venture capital subsidiary of Sovran Financial Corporation (now Bank of America), from 1983 to 1987. Prior to 1983, Mr. Linsert was Vice President of Inverness Capital Corporation, a small business investment company, and Vice President of First Virginia Bank. He also served as a Captain in the U.S. Marine Corps and as an artillery officer in Vietnam.

Sandra Panem, Ph.D. Age 58	Member — Audit Committee

Dr. Panem is a partner in Cross Atlantic Partners, an investment company specializing in biotechnology and healthcare. Prior to 1999, Dr. Panem was President of Vector Fund Management, L.P. (“VFM”), which focused on later-stage companies. Prior to joining VFM, she served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining Oppenheimer, Dr. Panem was a Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem has been a director of the Company since May 1995. Prior to that time, she served as a director from June 1990 until February 1993. Dr. Panem also serves as a director for Bioject, Inc. (healthcare equipment manufacturer).

Directors Continuing in Office:

Gordon S. Macklin Age 76	Mr. Macklin serves as a director of MedImmune, Inc. (biotechnology) and Overstock.com (internet sales), and is a director, trustee, or managing general partner, as the case may be, of 48 of the investment companies in the Franklin Templeton Group of Funds. Mr. Macklin was formerly the Deputy Chairman of White Mountains Insurance Group, Inc. from 2001 to 2004, Chairman of White River Corporation (financial services) from 1993 to 1998, President of the National Association of Securities Dealers, Inc. (1970-1987) and Chairman of Hambrecht and Quist Group (1987-1992). From 1998 to 2002, Mr. Macklin was also a member of the Board of Directors of WorldCom, Inc. (now called MCI, Inc). Mr. Macklin has been a director of Martek since 1998. His term expires in 2006.

Robert J. Flanagan Age 48	Member — Nominating and Corporate Governance Committee

Mr. Flanagan has been Executive Vice President of Clark Enterprises, Inc. (“Clark”), a Bethesda, Maryland-based holding company, since 1989. Clark is the ownership, investment and asset management arm of various Clark entities, including one of the largest privately-held construction companies in the United States. Prior to joining Clark, Mr. Flanagan was treasurer, secretary and a member of the board of directors of Baltimore Orioles, Inc. from 1981 to 1989. He was also employed from 1978 to 1981 as a member of Arthur Andersen’s audit division in its Washington, D.C. office. Certified as a public accountant in Washington, D.C., Mr. Flanagan has been a director of the Company since April 2002. His term expires in 2006.

Dr. Richard J. Radmer Age 62	Dr. Radmer, a founder of Martek, has served since 1985 as a director. He served as President and Chief Scientific Officer of the Company until he retired from these positions in March 2003. Prior to 1985, Dr. Radmer worked for 17 years at Martin Marietta Corp. where he headed the Biosciences Department, which performed research to develop new products from microalgae, among other activities. He has served as an Adjunct Associate Professor and Associate Member of the Graduate Faculty at the University of Maryland. His term expires in 2006.

James R. Beery Age 63	Member — Audit Committee

Mr. Beery served as Senior Vice President and General Counsel for SmithKline Beecham and subsequently GlaxoSmithKline from 1993 until his retirement in 2001. Prior to that, Mr. Beery practiced law with international law firms in New York, Tokyo and London, including serving as Managing Partner of the London office of Morrison & Foerster, specializing in strategic transactions and general corporate matters for a variety of industries. Following his retirement from GlaxoSmithKline, Mr. Beery became Senior Of Counsel to the London office of Covington & Burling. Mr. Beery also serves as a director for deCODE genetics, Inc. and Orchid BioSciences, Inc. Mr. Beery has been a director of the Company since March 2004. His term expires in 2006.

Douglas J. MacMaster, Jr. Age 74	Member — Compensation Committee, Nominating and Corporate Governance Committee

Mr. MacMaster served in various management positions at Merck & Co., Inc. (“Merck”) from 1961 to 1988, during which time he was appointed Senior Vice President responsible for ten divisions, including Manufacturing and Technology and Pharmaceutical Manufacturing. Mr. MacMaster retired from Merck in 1991 and currently serves as a director for Neose Technologies, Inc. (biotechnology) and Stratton Mutual Funds. Mr. MacMaster has been a director of the Company since 1993. His term expires in 2007.

John H. Mahar Age 69	Member — Compensation Committee

Mr. Mahar has served as President of Hillside Management, a consulting firm, since 1992. From 1991 to 1992, Mr. Mahar was a Vice President at Salomon Brothers Inc., serving as a principal for the Venture Capital Fund. From 1985 to 1991, Mr. Mahar was Executive Vice President and Chief Operating Officer of Elf Technologies, Inc., a venture capital firm. Mr. Mahar was reelected as a director of the Company in February 1993. Prior to that time, he served as a director of the Company from 1988 until 1991. His term expires in 2007.

Eugene H. Rotberg Age 75	Member — Audit Committee, Nominating and Corporate Governance Committee

Mr. Rotberg has been an independent advisor to international development and financial institutions since 1990. From 1987 to 1990, Mr. Rotberg was Executive Vice President and a member of the Executive Committee at Merrill Lynch & Co., Inc. From 1969 to 1987, Mr. Rotberg was Vice President and Treasurer of the World Bank. Mr. Rotberg has been a director of the Company since 1992. His term expires in 2007.

Directors Retiring on March 17, 2005:

Jules Blake, Ph.D. Age 80	Member — Compensation Committee

Dr. Blake served as Vice President of Research and Development, and later Vice President, Corporate Scientific Affairs, for Colgate-Palmolive from 1973 until 1989. Following his retirement in 1989, Dr. Blake accepted an appointment as Industrial Research Institute Fellow at the Office of Science and Technology Policy, Executive Office of the President, where he served until 1991. Dr. Blake also serves as a director for Gene Logic, Inc. (biotechnology). Dr. Blake has been a director of the Company since 1990.

Ann L. Johnson, M.D. Age 68	Member — Compensation Committee

Dr. Johnson served as a physician on the psychiatry staff of Mills Peninsula Hospital and the neonatology staff of Children’s Hospital Stanford from 1992 to 2001. Dr. Johnson has a private practice in psychiatry and psychopharmacology. Dr. Johnson has been a director of the Company since March 1995.

Board Committees

      The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee of the Board of Directors (“Nominating Committee”) was established in January of 2003 and met two times during fiscal 2004. The members of the Nominating Committee are Messrs. Flanagan, MacMaster, and Rotberg. Mr. Macklin served on the Nominating Committee until January 2005. Each of the members of the Nominating Committee meets the definition of “independence” set forth in the NASDAQ’s corporate governance listing standards. The Charter for the Committee can be accessed electronically in the “Corporate Governance Policies” section which is on the investor page of our website at www.martekbio.com or by writing to us at Martek Biosciences Corporation, Attention: Secretary, 6480 Dobbin Road, Columbia, Maryland 21045. The Nominating Committee’s

responsibilities include: (i) establishing criteria for the selection of new directors, (ii) evaluating the qualifications of potential candidates for directors, (iii) recommending to the Board of Directors the nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board of Director vacancy or a newly created directorship, and (iv) reviewing and reassessing the adequacy of the corporate governance principles of the Company.

      The Nominating Committee will consider stockholder recommendations for directors sent to the Nominating and Corporate Governance Committee, c/o General Counsel and Secretary, Martek Biosciences Corporation, 6480 Dobbin Road, Columbia, Maryland 21045. Stockholder recommendations for director should include: (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of Martek, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended, and (v) the consent of the recommended nominee to serve as a director of Martek if so elected. To submit a recommendation for director for an upcoming annual stockholder meeting, it is necessary that you notify Martek not less than 120 days or more than 180 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders. Martek’s 2005 Proxy Statement was first sent to stockholders on February 10, 2005. Thus, in order for any such nomination to be considered by Martek for the 2006 annual meeting, it must be received by Martek not later than October 13, 2005. In addition, the notice must meet all other requirements contained in Martek’s Bylaws, if any. Stockholders’ recommended nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.

      To be considered by the Nominating Committee, a nominee must meet the following minimum criteria:

•	Director candidates shall have the highest personal and professional integrity.

•	Director candidates shall have a record of exceptional ability and judgment.

•	Director candidates must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings.

•	Director candidates should have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Company’s stockholders.

•	Director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interests of the Company and its stockholders.

      The Nominating Committee, with the help of the General Counsel and, as needed, a retained search firm, screens the candidates, performs reference checks, prepares a biography for each candidate for the Nominating Committee to review and conducts interviews. The Nominating Committee and Martek’s Chief Executive Officer interview candidates that meet the above criteria, and the Nominating Committee selects nominees that best suit the Board’s needs to recommend to the full Board.

Compensation Committee

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) met seven times during fiscal 2004. The members of the Compensation Committee are Messrs. MacMaster and Mahar, and Drs. Blake and Johnson. The Charter for the Compensation Committee can be accessed electronically in the “Corporate Governance Policies” section which is on the investor page of our website at www.martekbio.com or by writing to us at Martek Biosciences Corporation, Attention: Secretary, 6480 Dobbin Road, Columbia, Maryland 21045. The Compensation Committee’s responsibilities include: (i) overseeing the Company’s incentive compensation plans and equity-based plans, and (ii) annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives and setting their compensation level based on this evaluation. As part of its responsibilities, the Compensation Committee administers the Company’s 1986 Stock Option Plan, as amended and restated in 1992, the Company’s 1997 Stock Option Plan, the Company’s 2002 Stock Incentive Plan, the Company’s 2003 New Employee Stock Option Plan and the Company’s 2004 Stock Incentive Plan (collectively the “Option Plan”).

Audit Committee

      The Board of Directors of the Company has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee of the Board of Directors (the “Audit Committee”) met five times during fiscal 2004. The members of the Audit Committee are Messrs. Beery and Rotberg and Dr. Panem, all of whom meet the “independence” requirements as set forth in the NASDAQ corporate governance listing standards. The Board has determined that Mr. Rotberg is an “audit committee financial expert”, as defined by the rules of the SEC. Mr. Macklin was a member of the Audit Committee until January 2005. The Charter for the Audit Committee can be accessed electronically in the “Corporate Governance Policies” section which is on the investor page of our website at www.martekbio.com or by writing to us at Martek Biosciences Corporation, Attention: Secretary, 6480 Dobbin Road, Columbia, Maryland 21045. The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing the Company’s financial reporting and accounting policies, including any significant changes, with management and the independent auditors.

Director Independence

      The Board has determined that: (i) Dr. Panem is independent under the NASDAQ listing standards, (ii) Mr. Linsert is not independent under NASDAQ listing standards due to his employment as Chief Executive Officer of the Company and (iii) except for Dr. Radmer, all directors not standing for election at the 2005 Annual Meeting are independent under the NASDAQ listing standards.

Stockholder Communications with Directors:

      Stockholders wishing to report complaints or concerns about Martek accounting, internal accounting controls or auditing matters or other concerns to the Board or the Audit Committee may do so by sending an email to board@martekbio.com or auditcommittee@martekbio.com, or by writing to the Board or Audit Committee at Martek Biosciences Corporation, 6480 Dobbin Road, Columbia, Maryland 21045.

      Complaints relating to Martek accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will be referred to the Nominating Committee. All complaints and concerns will be received and processed by the General Counsel’s office. You will receive a written acknowledgment from the General Counsel’s office upon receipt of your written complaint or concern. You may report your concerns anonymously or confidentially.

Attendance at Meetings

      In addition to committee meetings, during fiscal 2004, the Board held five meetings. All directors of the Company attended 75% or more of all Board meetings and Committee meetings on which each director served, with the exception of Mr. Macklin, who attended fewer than 75% of all Board meetings and Committee meetings on which he served due primarily to health reasons. It is the Company’s policy that all Board members be in attendance at the annual meeting of stockholders. All Board members were in attendance at the 2004 Annual Meeting of Stockholders.

Directors’ Fees

      Each director who is not an employee of the Company receives an annual retainer of $10,000 plus $500 and expenses per Board meeting. Committee members receive an annual retainer, which varies by committee, plus $500 per committee meeting. The annual retainer for committee members is as follows: Audit Committee Chairman-$4,000; Audit Committee members-$2,000; Compensation Committee Chairman — $2,000; Compensation Committee members — $1,000; Nominating and Corporate Governance Committee Chairman — $2,000; Nominating and Corporate Governance Committee members — $1,000. Each director is also eligible to receive options under the Company’s stock option plans. Currently, each eligible director receives options to purchase 15,000 shares of stock each year on the day of the Company’s Annual Meeting of Stockholders, provided he or she has served as a director of the Company for at least one year as of such Annual Meeting of Stockholders or otherwise has received Board approval for the grant. In addition, each newly elected director receives options to purchase 20,000 shares of the Company’s common stock upon joining the Board. During the year ended October 31, 2004, each non-employee director received options resulting from their service as a director to purchase 15,000 shares at $61.15 per share under the Company’s 2004 Stock Incentive Plan and Mr. James Beery, given his status as a newly elected director, received options to purchase 20,000 shares at $61.15 per share under the Company’s 2004 Stock Incentive Plan. All option grants to directors are granted at the closing price for the Company’s common stock as reported on the NASDAQ National Market on the date of grant. Directors may also be compensated for special assignments delegated by the Board, although no such compensation was provided in fiscal 2004.

Certain Relationships and Related Transactions

      The Clark Construction Group (“Clark Construction”) has the overall construction and project management role related to the expansion of the Company’s production facilities in Kingstree, SC. Clark Construction is a wholly-owned subsidiary of Clark Enterprises, Inc., of which Mr. Robert Flanagan, a Director of the Company, is Executive Vice President. Mr. Flanagan is also a director of Clark Construction. In return for Clark Construction’s services, the Company is reimbursing Clark Construction’s direct costs, currently estimated at approximately $3.0 million, and is paying a services fee currently estimated at approximately $3.0 million. During fiscal 2004, the Company paid Clark Construction $4.7 million in connection with its construction and project management services. To date, the Company has paid Clark Construction approximately $5.4 million for such services. The Nominating Committee met on August 15, 2003, and with Mr. Flanagan recusing himself, voted to recommend approval of the Clark Construction contract to the full Board provided that the Nominating Committee receive opinions from independent consultants that the proposal was fair and reasonable to the Company and the compensation structure was consistent with structures for comparable projects managed by Clark Construction. After receipt and review of the information requested by the Nominating Committee, the full Board approved the Clark Construction contract, with Mr. Flanagan recusing himself.

      Mr. James Flatt, Senior Vice President, Research and Development, of the Company, and Mr. Robert Flanagan, a Director of the Company, are former security holders of OmegaTech, Inc. (“OmegaTech”). Mr. Flanagan is also a manager and member of CNF Investments, LLC, which was also a security holder in OmegaTech. On October 18, 2004, the Company filed a Declaratory Judgment Complaint in the United States District Court for the District of Maryland against Robert Zuccaro, as stockholders’ representative of the former security holders of OmegaTech. The complaint was brought to seek to resolve Mr. Zuccaro’s claim that the former OmegaTech security holders are owed 666,119 additional Martek shares under the Agreement and Plan of Merger by which we acquired OmegaTech because a milestone under that agreement was allegedly met. If the milestone were to be deemed to have been met, Mr. Flatt, Mr. Flanagan and CNF Investments, LLC would receive a portion of the milestone shares based on their pro rata interest in OmegaTech immediately prior to Martek’s acquisition of OmegaTech.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and 10% stockholders file reports of ownership of equity securities of the Company with the Securities and Exchange

Commission and furnish copies of such reports to the Company. The Company routinely assists its officers and directors in preparing these reports. Based solely on a review of such reports furnished to the Company, the Company believes that, for fiscal 2004, all such filing requirements were met, except as set forth below. A Form 4 with respect to the acquisition of 7,500 shares of Company common stock via stock option exercise and subsequent sale of these 7,500 shares on November 7, 2003 by Mr. William Smart, a former Director of the Company, was prepared by the Company one day late and thereafter immediately filed by Mr. Smart. In addition, Forms 4 with respect to the acquisition of 7,500 shares of Company common stock via stock option exercises and the subsequent sales of 7,500 shares on each of November 14, 2003 and December 12, 2003 by Mr. Smart were prepared by the Company seven and two days late, respectively, and thereafter immediately filed by Mr. Smart. Forms 4 with respect to the acquisition of 150,000 and 395,000 shares of Company common stock via stock option exercises and the subsequent sales of 150,000 and 146,700 shares on January 15, 2004 and January 16, 2004, respectively by Mr. Linsert were prepared by the Company two and one day late, respectively, and thereafter immediately filed by Mr. Linsert. A Form 4 with respect to the acquisition of 209,000 shares of Company common stock via stock option exercises and the subsequent sale of 99,800 shares on January 16, 2004 by Mr. Thomas Fisher, a former executive officer of the Company was prepared by the Company one day late and thereafter immediately filed by Mr. Fisher. A Form 3 for 20,798 shares owned by Mr. Easterling and acquired pursuant to the Asset Sale and Purchase Agreement dated September 5, 2003, in which the Company acquired certain assets of FermPro Manufacturing, LP, as well as for the grant of 25,000 stock options upon Mr. Easterling’s promotion to Senior Vice President, Manufacturing on March 18, 2004 was prepared by the Company three days late and thereafter immediately filed by Mr. Easterling. A Form 4 with respect to the acquisition of 10,000 shares of Company common stock via stock option exercise and subsequent sale of 10,000 shares on September 24, 2004 by Dr. Radmer, as well as the sale of 4,200 shares on September 24, 2004 of Company common stock held by the Radmer Family L.P. of which Dr. Radmer is the general partner, was prepared by the Company six days late and thereafter immediately filed by Dr. Radmer.

Beneficial Ownership of Common Stock

      The following table sets forth certain information as of December 31, 2004 (unless otherwise specified) with respect to the beneficial ownership of the Company’s common stock of each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, each director and nominee, each Named Executive Officer (as defined below in “Executive Compensation”) and all directors and executive officers as a group:

	Shares Beneficially		Percentage
Name and Address of Beneficial Owners	Owned(1)		of Class

Henry Linsert, Jr.	488,530	(2)	1.65%
Steve Dubin	101,000	(3)	*
Jerome C. Keller	275,000	(4)	*
Peter L. Buzy	207,000	(5)	*
George P. Barker	142,526	(6)	*
James R. Beery	20,500	(7)	*
Jules Blake, Ph.D.	52,955	(8)	*
Robert J. Flanagan	352,591	(9)	1.19%
Ann L. Johnson, M.D	78,000	(10)	*
Gordon S. Macklin	225,783	(11)	*
Douglas J. MacMaster	100,189	(12)	*
John H. Mahar	88,500	(13)	*
Sandra Panem, Ph.D.	257,156	(14)	*
Richard J. Radmer, Ph.D	125,800	(15)	*
Eugene H. Rotberg	136,350	(16)	*
All Executive Officers and Directors as a group (19 persons)	2,824,220	(17)	9.07%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares of common stock to which the person has sole or shared voting or investment power with respect to the shares or shares of common stock which the person has the right to acquire as of March 1, 2005, 60 days after December 31, 2004, through the exercise of any stock option or other right. Shares of common stock subject to options or rights currently exercisable or exercisable as of March 1, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or right but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes currently exercisable options to purchase 85,000 shares.

(3)	Includes currently exercisable options to purchase 95,000 shares.

(4)	Includes currently exercisable options to purchase 275,000 shares.

(5)	Consists of currently exercisable options to purchase 207,000 shares.

(6)	Includes currently exercisable options to purchase 141,000 shares.

(7)	Includes currently exercisable options to purchase 20,000 shares.

(8)	Includes currently exercisable options to purchase 50,000 shares.

(9)	Includes 307,268 shares owned by CNF Investments, LLC of which Mr. Flanagan is a manager and member, and 5,000 shares owned by Flanagan Family Limited Partnership, of which Mr. Flanagan is a general partner. Mr. Flanagan currently holds exercisable options to purchase 40,323 shares.

(10)	Consists of currently exercisable options to purchase 75,000 shares.

(11)	Includes 31,143 shares owned by The Macklin Family Limited Partnership I, 30,000 shares owned by The Macklin Family Limited Partnership MD, 20,000 shares owned by Mr. Macklin’s wife through the Marilyn C. Macklin Family Trust and currently exercisable options to purchase 95,000 shares.

(12)	Includes currently exercisable options to purchase 85,000 shares.

(13)	Consists of currently exercisable options to purchase 88,500 shares.

(14)	Includes 141,917 shares owned by Cross Atlantic Partners, of which Dr. Panem is a partner. Dr. Panem currently holds exercisable options to purchase 93,400 shares.

(15)	Includes 45,800 shares owned by the Radmer Family L.P., and currently exercisable options to purchase 65,000 shares.

(16)	Includes 7,300 shares owned by the Rotberg/ Comens/ Booth Charitable Foundation and 7,300 shares owned by the Rotberg/ Comens/ Bray Charitable Foundation, of which Mr. Rotberg shares voting and dispositive powers with members of his family. Also includes currently exercisable options to purchase 80,000 shares.

(17)	Includes currently exercisable options to purchase 1,642,223 shares.

Executive Compensation

      The table below sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 2004, 2003 and 2002 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (with the Chief Executive Officer, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
			Annual Compensation		Compensation Awards	All Other
					Securities Underlying	Compensation
Name and Principal Position	Year		Salary	Bonus (1)	Options	(2)

Henry Linsert, Jr.,	2004		$439,754	$165,103	45,000	$2,754
Chief Executive Officer	2003		361,293	219,438	50,000	—
	2002		311,250	90,676	75,000	—
Steve Dubin,	2004		$349,426	$129,441	40,000	$2,754
President	2003	(3)	129,062	79,092	18,000	—
	2002	(3)	49,091	—	30,000	—
Jerome C. Keller,	2004		$270,983	$100,382	30,000	—
Sr. Vice President,	2003		226,759	138,977	35,000	—
Sales and Marketing	2002		196,067	55,917	50,000	—
Peter L. Buzy,	2004		$270,983	$100,382	30,000	$2,754
Chief Financial Officer	2003		231,714	138,977	35,000	—
	2002		197,125	57,428	50,000	—
George P. Barker,	2004		$270,983	$100,382	30,000	$2,423
Sr. Vice President,	2003		226,347	138,977	35,000	—
General Counsel and Secretary	2002		190,900	55,614	50,000	—

(1)	All Named Executive Officers received bonuses based on performance in fiscal 2004 pursuant to the Company’s Management Cash Bonus Incentive Plan (the “Bonus Plan”).

(2)	Beginning in fiscal 2004, the Company made “matching contributions” under the Company’s 401(k) Plan, to the extent allowable by law, equal to a discretionary percentage up to three percent of the participant’s salary reductions. The fiscal 2004 “matching contributions” related to participant salary reductions in fiscal 2003.

(3)	Mr. Dubin was a part-time employee during fiscal 2003 and 2002.

Options Granted in Last Fiscal Year

      Shown below is information on grants to the Company’s Named Executive Officers of stock options pursuant to the Option Plan during the year ended October 31, 2004.

					Potential Realizable
	Individual Grants				Value at Assumed Annual
					Rates of Stock Price
	Number of	Percentage of Total			Appreciation for Option
	Securities	Options Granted to	Exercise or Base		Term (3)
	Underlying Options	Employees in	Price
Name	Granted (1)	Fiscal 2004	($/Sh)(2)	Expiration Date	5%	10%

Henry Linsert, Jr	45,000	4.2%	$61.15	3/18/2014	$1,730,561	$4,385,581
Steve Dubin	40,000	3.7%	$61.15	3/18/2014	$1,538,276	$3,898,294
Jerome C. Keller	30,000	2.8%	$61.15	3/18/2014	$1,153,707	$2,923,721
Peter L. Buzy	30,000	2.8%	$61.15	3/18/2014	$1,153,707	$2,923,721
George P. Barker	30,000	2.8%	$61.15	3/18/2014	$1,153,707	$2,923,721

(1)	Upon grant, the vesting for these options was such that 20% became exercisable six months from the date of grant, and 20% would vest on the first, second, third and fourth anniversaries from the date of grant. On

December 16, 2004, the Board of Directors of the Company approved a modification of all outstanding and unvested stock options whose exercise prices were greater than Martek’s closing price on that date of $49.71. This modification served to immediately vest all such stock options which included the unvested portion of the stock options noted above. With respect to options not listed above held by the Company’s Named Executive Officers, the effect of this acceleration was also to accelerate the vesting of 14,400 unvested stock options held by Mr. Dubin and granted on October 13, 2003 at an exercise price of $51.92.

(2)	Options were granted at the closing price for the Company’s common stock as reported on the NASDAQ National Market on the date of the grant.

(3)	The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price increases from the respective dates of grant in fiscal 2004 to the respective dates of expiration of such options in 2014 of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Company’s stock price. The Company’s stock price may increase or decrease in value over the time period set forth above.

Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

      Shown below is information with respect to the Named Executive Officers’ exercise of options to purchase the Company’s common stock during fiscal 2004 under the Company’s Option Plan and unexercised options held under the Company’s Option Plan as of October 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options Held at		Money Options at
			October 31, 2004(1)		October 31, 2004(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Henry Linsert, Jr.	545,000	$28,472,600	49,000	71,000	$956,800	$660,200
Steve Dubin	—	—	48,600	64,400	$713,060	$537,840
Jerome C. Keller	30,000	$1,531,434	247,000	48,000	$7,396,290	$452,860
Peter L. Buzy	—	—	183,000	48,000	$4,907,250	$452,860
George P. Barker	25,000	$851,720	117,000	48,000	$2,558,790	$452,860

(1)	Total value of unexercised options is based on the closing price of the Company’s common stock of $47.06 per share on October 31, 2004. See footnote (1) to the “Options Granted in Last Fiscal Year” table above with regard to the acceleration of the vesting of certain stock options after October 31, 2004. The information in this table does not reflect this acceleration.

Employment Agreements

      The Company entered into an employment agreement with Mr. Linsert in May of 1990. The agreement with Mr. Linsert provided for an annual salary of $120,000, which is subject to normal periodic review. In 2004, the Compensation Committee of the Board of Directors voted to increase Mr. Linsert’s base annual salary to $475,410. This agreement does not have a fixed term, but can be terminated with six months written notice by either Mr. Linsert or the Company. This agreement also prohibits Mr. Linsert from engaging in activities competitive with those of the Company during the period of Mr. Linsert’s employment and for one year after leaving the employ of the Company.

Compensation Committee Interlock and Insider Participation in Compensation Decisions

      No member of the Company’s Compensation Committee (consisting of Messrs. MacMaster and Mahar and Drs. Blake and Johnson) is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Compensation Committee Report on Executive Compensation

      The Compensation Committee has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the 1934 Act.

      Decisions on compensation of the Company’s executive officers generally are made by the Compensation Committee of the Board. No member of the Compensation Committee is an employee of the Company. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by its full Board, except for decisions concerning grants under the Option Plan for employees.

      Compensation Policies Toward Executive Officers. The Company’s executive compensation policies are intended to provide competitive levels of compensation that reflect the Company’s annual and long-term performance goals, reward superior corporate performance, and assist the Company in attracting and retaining qualified executives. Total compensation for each of the Named Executive Officers as well as the other senior executives is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Company’s common stock. The base salaries are fixed at levels which the Compensation Committee believes are comparable to those of executives of similar status in the biosciences industry and are targeted to be in the mid-range of these base salaries. In addition to base salary, each executive officer is eligible to receive an annual bonus tied to the Company’s success in achieving certain annual performance measures, as well as individual performance. The Board and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. Accordingly, the Compensation Committee has a policy of considering annual grants of stock-based awards to executive officers under the Option Plan.

      Compensation Deductibility Policy. Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). For 2004, all of the members of the Compensation Committee qualified as “outside directors.” The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

      The following describes in more specific terms the three elements of compensation that form the Compensation Committee’s compensation policies reported for fiscal 2004:

      Base Salary. Each year the Chief Executive Officer recommends to the Compensation Committee a base salary level for each of the other Named Executive Officers and other senior executives. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Compensation Committee then reviews the recommendations and fixes the base salaries of each of the executive officers and of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee’s assessment of each officer’s past performance and its expectation as to future contributions.

      Management Cash Bonus Incentive Plan. The Compensation Committee administers the Bonus Plan, which was instituted in 1993 and is designed to compensate key management personnel for reaching certain performance milestones and to aid the Company in attracting, retaining and motivating personnel required for the Company’s continued growth. The size of the pool of funds available to be paid to eligible participants under the Bonus Plan is set by the Compensation Committee, subject to approval by the Board, as a percentage of the combined annual salaries of eligible participants. The size of the pool is based on a review of the Company’s performance for the previous year as it relates to the corporate performance objectives for that year. Bonuses are paid to eligible participants during the first quarter of the following fiscal year based upon annual corporate performance measures for that year as well as individual performance. Currently, Messrs. Linsert, Dubin, Barker, Keller, Buzy and certain other senior executives are eligible to participate in the Bonus Plan.

      Under the Company’s Bonus Plan, $881,541, $985,550 and $342,641 were paid to the Company’s executive officers in fiscal 2004, 2003 and 2002, respectively representing 26% 36% and 22% of all cash compensation paid to the Company’s executive officers in fiscal 2004, 2003 and 2002, respectively.

      Long-Term Compensation Through Stock Options. The Company makes grants under the Option Plan. The Option Plan is administered by the Compensation Committee. Options granted in fiscal 2004 had exercise prices ranging from $44.88 to $68.08 per share representing the fair market value of the Company’s common stock at the time of the grants. Options granted under the Option Plan vest over varying terms as determined by the Compensation Committee at the time of grant. In December 2004 and January 2005, the Company modified the terms of all outstanding and unvested stock options whose exercises prices were greater than Martek’s closing stock price on the modification dates. The modifications served to immediately vest approximately 1.1 million unvested stock options, including 154,400 unvested stock options held by the Named Executive Officers. The acceleration will enable the Company to avoid recording approximately $28 million of future compensation expense that would have been required to be recognized under the recently issued SFAS 123R, which the Company will implement beginning in the fourth quarter of fiscal 2005. Prior to fiscal 2004, options granted to certain officers contained an accelerated vesting provision if the Company met a certain annual revenue or net profit milestone. Individual option grants were made by the Compensation Committee based upon recommendations of the Chief Executive Officer (other than with regard to the Chief Executive Officer) and the Compensation Committee’s own deliberations as to the individual’s contribution to the Company, overall level of compensation and seniority. The Compensation Committee is considering reducing or eliminating traditional stock options and replacing them with other long-term compensation methods including, but not limited to, restricted stock and stock appreciation rights.

      Other Compensation Plans. The Company maintains a defined contribution plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Code. The Company’s senior executives are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $13,000, or $16,000 for eligible participants over the age of 50, in calendar 2004). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account while contributions the Company may make vest over a five year period in the participant’s account. The Company may make “matching contributions” equal to a discretionary percentage of up to three percent of a participant’s salary. During fiscal 2004, the Company made “matching contributions” totaling $10,685 to the Named Executive Officers.

      Mr. Linsert’s 2004 Compensation. Mr. Linsert generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and stock options granted under the Company’s Option Plan. In 2004, the Compensation Committee of the Board of Directors voted to increase Mr. Linsert’s base annual salary to $475,410. In addition, in 2004, he received a bonus of $165,103. Mr. Linsert’s salary was adjusted in 2004 to reflect a level which the Compensation Committee believes is comparable to other chief executive officers of similar status in the biosciences industry and is targeted to be in the mid-range of these base salaries. Mr. Linsert’s 2004 bonus was tied to the Company’s success in achieving certain annual performance measures related to revenues, production output, gross profit margin and profitability, as well as individual performance. To date, he has received 970,000 stock options under the Option Plan. As noted above, in December 2004, the Board of Directors of the Company approved a modification of all outstanding and unvested stock options whose exercise prices were greater than Martek’s closing price on that date of $49.71. This modification served to accelerate the vesting of 36,000 unvested stock options held by Mr. Linsert and granted on March 18, 2004 at an exercise price of $61.15. The Committee’s general approach in setting Mr. Linsert’s compensation is not only to be competitive with other companies in the industry, but also to have up to one-third of his total compensation based upon the Company’s performance.

Submitted by the Members of the Compensation Committee:

Douglas J. MacMaster, Jr. (Chairman)
Ann L. Johnson, M.D.
John H. Mahar
Jules Blake, Ph.D.

Performance Graph

      The following graph sets forth the Company’s total cumulative stockholder return as compared to the NASDAQ Composite Index and the NASDAQ Biotechnology Index, for the period beginning October 31, 1999 and ending October 31, 2004. Total stockholder return assumes $100.00 invested at the beginning of the period in the common stock of the Company, the stocks represented in the NASDAQ Composite Index and the NASDAQ Biotechnology Index, respectively. Total return assumes reinvestment of dividends; the Company has paid no dividends on its common stock. Historical price performance should not be relied upon as indicative of future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG MARTEK BIOSCIENCES CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
AND THE NASDAQ BIOTECHNOLOGY INDEX

*	$100 invested on 10/31/99 in stock or index — including reinvestment of dividends. Fiscal year ending October 31.

PROPOSAL 2

Approval of the Amendment and Restatement of the

Company’s 2004 Stock Incentive Plan

      On January 28, 2005, the Board approved an amendment and restatement of the Company’s 2004 Stock Incentive Plan, subject to approval from our stockholders. The amendment and restatement of the plan makes the following material changes:

•	Increases the number of shares reserved for issuance under the plan by 500,000 shares to 1,574,791 shares, plus any shares subject to awards granted under the Company’s 2002 Stock Incentive Plan that are forfeited on or after January 28, 2005;

•	Increases the number of shares available for grant under the plan as awards other than options or stock appreciation rights from 300,000 to 750,000 shares;

•	Adds the ability for the Company to grant incentive stock options;

•	Adds the ability for the Company to grant maximum value options, which are options that provide a ceiling on the amount of potential option gain;

•	Provides that awards granted under the 2004 Stock Incentive Plan will have such terms as are necessary to avoid the imposition of the excise tax under section 409A of the Internal Revenue Code; and

•	Extends the termination of the plan from 2014 to 2015.

      Stockholder approval of the amendment and restatement of the plan is necessary for the Company to grant incentive stock options and to comply with NASDAQ Stock Market, Inc. stockholder approval requirements for equity compensation plans. Stockholder approval is also required so that the plan continues to meet the requirements of section 162(m) of the Internal Revenue Code regarding the limitation on the deductibility of executive compensation.

      The purpose of the 2004 Stock Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board, grants under the 2004 Stock Incentive Plan are a valuable incentive and serve to the ultimate benefit of stockholders by aligning more closely the interests of plan participants with those of our stockholders. Martek grants awards under the plan across a wide base of its employees and considers the continued ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees.

      In accordance with the Company’s bylaws and the terms of the 2004 Stock Incentive Plan, the Company may not, unless the Company receives stockholder approval, (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan; or (iii) sell or issue any security convertible, exercisable or exchangeable into shares of common stock, having a conversion exercise or exchange price which is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock (other than pursuant to customary anti-dilution provisions). These provisions of the Company’s bylaws may not be amended without stockholder approval.

      The number of shares of common stock reserved for issuance under the 2004 Stock Incentive Plan, as amended and restated, is 1,574,791 shares, plus any shares that are forfeited on or after January 28, 2005 pursuant to awards granted under the Company’s 2002 Stock Incentive Plan. Not more than 750,000 shares may be granted under the 2004 Stock Incentive Plan, as amended and restated, as awards other than options or stock appreciation rights. There are currently 278 participants in the 2004 Stock Incentive Plan. Because participation and the types of awards under the 2004 Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the amendment and restatement of the 2004 Stock Incentive Plan is approved are not currently determinable.

      On the Record Date, the closing price of our common stock was $51.44 per share. On the Record Date, there were eight executive officers, 576 other employees and 10 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2004 Stock Incentive Plan.

      The 2004 Stock Incentive Plan, as amended and restated, provides that, if the Company’s stockholders fail to approve the plan:

•	any awards granted for shares in excess of the number of shares available for grants under the 2004 Stock Incentive Plan before its amendment and restatement will be null and void;

•	the Company will not be permitted to grant incentive stock options; and

•	the terms of the 2004 Stock Incentive Plan will be those terms that were in effect before the amendment and restatement.

      The affirmative vote of a majority of the shares of common stock voted at the Annual Meeting is required to approve the amended and restated 2004 Stock Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2004 Stock Incentive Plan, as amended and restated.

      The Board of Directors recommends that stockholders vote “FOR” the approval of the 2004 Stock Incentive Plan, as amended and restated.

Description of the Amended and Restated Plan

      A description of the provisions of the 2004 Stock Incentive Plan, as amended and restated, is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2004 Stock Incentive Plan, as amended and restated, a copy of which is attached as Appendix A to this proxy statement.

      Administration. The 2004 Stock Incentive Plan, as amended and restated, is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

      Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the 2004 Stock Incentive Plan, as amended and restated, consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2004 Stock Incentive Plan, as amended and restated. In addition, if the option price of any option granted under the 2004 Stock Incentive Plan, as amended and restated, or if the withholding obligation of any grantee with respect to an option or other award, is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation) or by withholding shares of common stock, only the number of shares of common stock issued net of the shares of common stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2004 Stock Incentive Plan, as amended and restated. The number of shares reserved for issuance will be increased by the number of shares of common stock repurchased with the proceeds from any option exercises. The number of shares added pursuant to stock repurchases with option proceeds shall not exceed the total amount of such option proceeds divided by the fair market value of the common stock on the date of the exercise of the applicable option. For this purpose, option proceeds include the cash paid for the option price and the tax benefit to the Company of such option exercise. The maximum number of shares available for incentive stock options under the 2004 Stock Incentive Plan, as amended and restated, will not be subject to adjustment for shares tendered or withheld to pay for option exercise prices, withheld to pay for taxes, or repurchased with option proceeds.

      Eligibility. Awards may be made under the 2004 Stock Incentive Plan, as amended and restated, to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, outside directors and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Compensation Committee.

      Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The 2004 Stock Incentive Plan, as amended and restated, will terminate in any event ten years after the date of its amendment and restatement. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

      Options. The 2004 Stock Incentive Plan, as amended and restated, permits the granting of options to purchase shares of common stock that qualify as incentive stock options and options that do not so qualify. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant (110% in the case of incentive stock options granted to 10% stockholders). The fair market value is generally determined as the closing price of the common stock on the grant date. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

      The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Notwithstanding the foregoing, the Board may provide in an award agreement for a non-qualified stock option that the term of the grant is up to eleven years from the date of the option grant in the case where an optionee’s service is terminated in the tenth year due to the death of the optionee. The Compensation Committee may grant options that are maximum value options. Maximum value options are options which provide for a ceiling on the amount of potential option gain. The option gain is the difference between the fair market value of the stock and the option exercise price on the date the option is exercised.

      The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

      In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise. Payment must include the amount (if any) of federal and/or other taxes, which the Company may, in its judgment, be required to withhold with respect to the exercise of the option.

      Stock options granted under the 2004 Stock Incentive Plan, as amended and restated, may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution, except that the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns. In such a case, the optionee must provide prior written notice to the Company, in a form satisfactory to the Company, of such transfer.

      Other Awards. The Compensation Committee may also award:

•	shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the 2004 Stock Incentive Plan, as amended and restated. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

•	shares of restricted stock, which are shares of common stock subject to forfeiture.

•	stock units, which are units that represent shares of common stock to be delivered in the future.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

•	stock appreciation rights, which are rights to receive a number of shares based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount, which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the Chief Executive Officer and the four highest compensated executive officers (other than the Chief Executive Officer) determined at the end of each year (the “covered employees”).

      Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2004 Stock Incentive Plan, as amended and restated, to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

      Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2004 Stock Incentive Plan, as amended and restated, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2004 Stock Incentive Plan, as amended and restated, is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

      To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors (as defined below) for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv) the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

      In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

      Under the 2004 Stock Incentive Plan, as amended and restated, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the NASDAQ Composite Index and the NASDAQ Biotechnology Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity; and

•	revenue.

      Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

      The maximum number of shares of common stock subject to options or stock appreciation rights that can be awarded under the 2004 Stock Incentive Plan, as amended and restated, to any one person is 150,000 per year. The maximum number of shares of common stock that can be awarded under the 2004 Stock Incentive Plan, as amended and restated, to any one person, other than pursuant to an option or stock appreciation right, is 50,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $3,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5,000,000.

Federal Income Tax Consequences

      Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain, if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

      Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

      In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

      Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the shares of common stock are restricted will be taxed as compensation income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2004 Stock Incentive Plan, as amended and restated. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights settled in common stock under the 2004 Stock Incentive Plan, as amended and restated. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Equity Compensation Plan Information

      The table below sets forth the following information as of the end of the Company’s 2004 fiscal year for all compensation plans previously approved by the Company’s shareholders and all compensation plans not previously approved by the Company’s shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options;

(2)	the weighted-average exercise price of such outstanding options; and

(3)	other than securities to be issued upon the exercise of such outstanding options, the number of securities remaining available for future issuance under the plans.

			(c) Number of Securities
			Remaining Available for
	(a) Number of		Future Issuance Under
	Securities to Be	(b) Weighted-	Equity Compensation
	Issued Upon	Average Exercise	Plans (Excluding
	Exercise of	Price of	Securities Reflected in
Plan Category	Outstanding Options	Outstanding Options	Column (a))

Equity compensation plans approved by shareholders	2,470,769	$40.77	219,171
Equity compensation plans not approved by shareholders	1,567,830*	$23.24	166,105

Total	4,038,599	$33.97	385,276

*	Excludes 10,424 shares of Martek common stock reserved for issuance upon exercise of options assumed in connection with the acquisition of OmegaTech on April 25, 2002. The weighted average exercise price of these shares is $13.71.

      The equity compensation plans approved by the Company shareholders are the 2002 Stock Incentive Plan and the 2004 Stock Incentive Plan. The equity compensation plans not approved by the Company’s shareholders include the Company’s 1986 Stock Option Plan, as amended and restated in 1992, the 1994 Directors’ Option Plan, the 1997 Stock Option Plan, the 2001 Stock Option Plan, and the 2003 New Employee Stock Option Plan. Options to purchase common stock under the Company’s stock option plans, including the plans not approved by shareholders, are granted at prices as determined by the Compensation Committee of the Board of Directors, but shall not be less than the fair market value of the Company’s common stock on the date of grant. The Company does not intend to issue the 159,430 options available under the Company’s 1986 Stock Option Plan, as amended and restated in 1992, the 1994 Directors’ Option Plan, the 1997 Stock Option Plan and the 2001 Stock Option Plan. With the exception of the 2003 New Employee Stock Option Plan, which consisted only of non-qualified stock options, and the 2004 Stock Incentive Plan, which prior to its amendment and restatement consists only of non-qualified stock options, the options may be incentive stock options or non qualified stock options and generally vest over a period of up to five years. The Compensation Committee determines the vesting schedule and expiration date (up to a maximum of ten years from the date of grant) for each individual grant of options.

Voting Procedures

      Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Directors are elected by a plurality of the affirmative votes cast at the Annual Meeting. Proposal 2 must be approved by the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting. Unless otherwise indicated, proxies will be voted “FOR” Proposals 1 and 2.

      For purposes of Proposals 1 and 2, abstentions and “non-votes” will have no effect on the vote.

Audit Committee Report

      The Audit Committee consists of Mr. Rotberg, Dr. Panem and Mr. Beery. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended October 31, 2004 with management and with the Company’s independent auditors, Ernst & Young LLP (“Ernst & Young”). The Audit Committee has discussed with Ernst &Young the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst &Young required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with Ernst &Young its independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee:

Eugene H. Rotberg (Chairman)
Sandra Panem, Ph.D.
James R. Beery

Independent Auditors

      Ernst &Young acted as the Company’s independent auditors for fiscal 2004, and has been selected by the Audit Committee to act as such for fiscal 2005. Representatives of Ernst &Young are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

Principal Accountant Fees and Services

      The following is a summary of the fees billed to Martek by Ernst & Young for professional services rendered for the fiscal years ended October 31, 2004 and 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees

Audit Fees	$326,246	$277,056
Audit-Related Fees	12,580	35,000
Tax Fees	93,495	83,215
All Other Fees	—	—

Total Fees	$432,321	$395,271

      Audit Fees. Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young in connection with SEC registration statements.

      Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Martek’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations related to the Sarbanes-Oxley Act, due diligence related to mergers and acquisitions and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

      All Other Fees. There were no fees billed by Ernst & Young for professional services in fiscal 2004 and 2003 that are not included in one of the above categories.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the March meeting of the Audit Committee, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its March Audit Committee meeting.

      For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

      The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.

Stockholder Proposals

      All stockholder proposals intended to be included in the Company’s 2006 proxy and made in accordance with SEC Rule 14a-8 must be received by the Company no later than October 13, 2005 and must otherwise comply with the rules of the SEC for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

      Except in the case of proposals made in accordance with SEC Rule 14a-8, stockholders intending to bring any business before an annual meeting of stockholders must deliver written notice thereof to the Company not less than 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of stockholders. The deadline for matters to be presented at the 2006 Annual Meeting of Stockholders is December 27, 2005. If a stockholder gives notice of such a proposal after the December 27, 2005 deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2006 Annual Meeting.

Annual Report on Form 10-K

      A copy of Martek’s Annual Report to Stockholders for the fiscal year ended October 31, 2004 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

      Martek filed its Annual Report on Form 10-K with the Securities and Exchange Commission on January 13, 2005. Martek will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended October 31, 2004, excluding exhibits. Please send a written request to Investor Relations, Martek Biosciences Corporation, 6480 Dobbin Road, Columbia, Maryland, 21045.

Other Matters

      Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matter properly comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

By Order of the Board of Directors

GEORGE P. BARKER
Secretary

Appendix A

MARTEK BIOSCIENCES CORPORATION

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

A-i

A-ii

MARTEK BIOSCIENCES CORPORATION

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

      Martek Biosciences Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated 2004 Stock Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

      The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan shall be either incentive or non-qualified stock options.

2.	DEFINITIONS

      For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or Performance or Annual Incentive Award under the Plan.

2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means Martek Biosciences Corporation.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the

Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means January 22, 2004, the date the Plan was approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an Option that is an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Option Proceeds” means, with respect to an Option, the sum of (i) the Option Price paid in cash, if any, to purchase shares of Stock under such Option, plus (ii) the value of all federal, state, and local deductions to which the Company is entitled with respect to the exercise of such Option determined using the highest Federal tax rate applicable to corporations and a blended tax rate for state and local taxes based on the jurisdictions in which the Company does business and giving effect to the deduction of state and local taxes for Federal tax purposes.

2.26 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.27 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.28 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.29 “Plan” means this Martek Biosciences Corporation 2004 Stock Incentive Plan.

2.30 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.31 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.32 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.33 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.34 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.36 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37 “Stock” means the common stock, par value $.10 per share, of the Company.

2.38 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.40 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.41 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 7.3 hereof.

2.42 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its

Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.43 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

      3.1.     Board.

      The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

      3.2.     Committee.

      The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code, (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (c) qualify as “independent directors” as required by rules, regulations or practices promulgated by The NASDAQ Stock Market, Inc. or any other stock exchange or market on which the Stock is traded (but only to the extent so required).

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

      3.3.     Terms of Awards.

      Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto,

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award, including making such changes as are necessary to avoid the imposition of the excise tax under Code Section 409A; provided, that no such change shall materially impair the rights of the holder of an outstanding Award without the holder’s consent.

      Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

      As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

      Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

      3.4.     Deferral Arrangement.

      The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

      3.5.     No Liability.

      No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	STOCK SUBJECT TO THE PLAN, EFFECTIVE DATE, AND AMENDMENTS

      Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 1,574,791 shares, increased by any forfeiture of shares of Stock under the Company’s 2002 Stock Incentive Plan on or after January 28, 2005. Notwithstanding the preceding sentence, subject to adjustment as provided in Section 17 hereof the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options or SARs shall not exceed 750,000 and the number of shares that may be available for Incentive Stock Options shall not exceed 1,574,791 shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares or issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The number of shares of Stock reserved under this Section 4 shall be increased by the number of any shares of Stock that are repurchased by the Company with Option Proceeds (as defined herein) in respect of the exercise of an Option; provided, however, that the number of shares of Stock contributed to number of shares reserved under this Section 4 in respect of the use of Option Proceeds for repurchase shall not be greater than: (A) the amount of such Option Proceeds divided by, (B) the Fair Market Value on the date of exercise of the applicable Option.

      4.1.     Effective Date.

      The Plan was originally effective as of the Effective Date and was approved by the Company’s shareholders on March 18, 2004. The Plan as herein amended and restated shall be effective as of January 28, 2005 (the “Amendment and Restatement Date”), subject to approval of the Plan as herein amended and restated by the affirmative vote of a majority of the shares of Stock voting thereon. Upon approval of the Plan as herein amended and restated by the shareholders, all Awards made under the Plan on or after the Amendment and Restatement Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Amendment and Restatement Date. If the shareholders of the Company fail to approve the Plan as herein amended and restated within the one-year period set forth in this Section 4.1, any Awards made hereunder in excess of the number of shares available for Awards under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Amendment and Restatement Date.

      4.2.     Term.

      The Plan shall terminate automatically ten (10) years after the adoption of the Plan’s amendment and restatement by the Board, and may be terminated on any earlier date as provided in Section 4.3.

      4.3.     Amendment and Termination of the Plan.

      The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

5.	AWARD ELIGIBILITY AND LIMITATIONS

      5.1.     Service Providers and Other Persons.

      Subject to this Section 5, Awards may be made under the Plan to: (i) any employee of, or other Service Provider to, the Company or of any Affiliate, including any such employee or other Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

      5.2.     Successive Awards.

      An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

      5.3.     Limitation on Shares of Stock Subject to Awards and Cash Awards.

      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 5 hereof is 150,000 per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option, to any person eligible for an Award under Section 5 hereof is 50,000 per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $3,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

      The preceding limitations in this Section 5.3 are subject to adjustment as provided in Section 17 hereof.

      5.4.     Stand-Alone, Additional, Tandem, and Substitute Awards.

      Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. In the case of a business entity acquired by the Company, the number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of shares of Stock subject to Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

6.	AWARD AGREEMENT

      Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

7.	TERMS AND CONDITIONS OF OPTIONS

      7.1.     Option Price.

      The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock. In no case shall the Option Price of any Option be less than the par value of a share of Stock. The Board shall have the authority to grant maximum value Options, which are Options that provide for a ceiling on the spread value (i.e., the difference between the Option Price and the Fair Market Value of the Stock on the date of exercise).

      7.2.     Vesting.

      Subject to Sections 7.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 4.1 hereof.

      7.3.     Term.

      Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”). Notwithstanding the foregoing, the Board may provide in the Award Agreement that the Termination Date is up to eleven years from the date of the Option in the case that the Optionee’s Service is terminated as a result of the Optionee’s death, but only in the case of a Non-qualified Stock Option.

      7.4.     Termination of Service.

      Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

      7.5.     Limitations on Exercise of Option.

      Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

      7.6.     Method of Exercise.

      An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

      7.7.     Rights of Holders of Options.

      Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

      7.8.     Delivery of Stock Certificates.

      Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

      7.9.     Limitations on Incentive Stock Options.

      An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	TRANSFERABILITY OF OPTIONS

      8.1.     Transferability of Options.

      Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

      8.2.     Family Transfers.

      If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option, which is not an Incentive Stock Option to any Family Member provided that the Grantee provides prior written notice to the Company, in a form satisfactory to the Company, of such transfer. For the purpose of this Section 8.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 7.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 7.4.

9.	STOCK APPRECIATION RIGHTS

      The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

      9.1.     Right to Payment.

      An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, in shares of Stock the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding; provided, that, in no event shall the grant price be less than the Fair Market Value on the date of grant. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.

      9.2.     Other Terms.

      The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	RESTRICTED STOCK AND STOCK UNITS

      10.1.     Grant of Restricted Stock or Stock Units.

      The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 5 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

      10.2.     Restrictions.

      At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

      10.3.     Restricted Stock Certificates.

      The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

      10.4.     Rights of Holders of Restricted Stock.

      Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

      10.5.     Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

      10.6.     Termination of Service.

      Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

      10.7.     Purchase of Restricted Stock.

      The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

      10.8.     Delivery of Stock.

      Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	UNRESTRICTED STOCK AWARDS

      The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

      12.1.     General Rule.

      Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

      12.2.     Surrender of Stock.

      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

      12.3.     Broker-Assisted Exercise.

      With respect to an Option only, to the extent the Award Agreement so provides and subject to any restrictions or limitations set by the Board in order to comply with applicable law or regulation, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

      12.4.     Other Forms of Payment.

      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	DIVIDEND EQUIVALENT RIGHTS

      13.1.     Dividend Equivalent Rights.

      A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

      13.2.     Termination of Service.

      Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

      14.1.     Performance Conditions.

      The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance

Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

      14.2.     Performance or Annual Incentive Awards Granted to Designated Covered Employees.

      If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1. Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

14.2.3. Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4. Performance or Annual Incentive Award Pool.

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

14.2.5. Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

      14.3.     Written Determinations.

      All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

      14.4.     Status of Section 15.2 Awards Under Code Section 162(m).

      It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

      16.1.     General.

      The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

      16.2.     Rule 16b-3.

      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

      17.1.     Changes in Stock.

      If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

      17.2.     Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

      Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

      17.3.     Corporate Transaction.

      Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:

(i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

      With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The

Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs and Restricted Stock theretofore granted, or for the substitution for such Options, SARs and Restricted Stock for new common stock options and stock appreciation rights and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

      17.4.     Adjustments.

      Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

      17.5.     No Limitations on Company.

      The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

      18.1.     Disclaimer of Rights

      No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

      18.2.     Nonexclusivity of the Plan.

      Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

      18.3.     Withholding Taxes.

      The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

      18.4.     Captions.

      The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

      18.5.     Other Provisions.

      Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

      18.6.     Number and Gender.

      With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

      18.7.     Severability.

      If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

      18.8.     Governing Law.

      The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

      18.9.     Code Section 409A.

      If any provision of this Plan would otherwise result in the imposition of the excise tax under Section 409A of the Code with regard to any Awards or payments made pursuant to this Plan, such provision shall not be given effect, or shall be amended, solely to the extent necessary to avoid the imposition of such excise tax. The Board shall determine, in its sole discretion, the necessity and nature of any modifications required by this Section 18.9.

REVOCABLE PROXY

MARTEK BIOSCIENCES CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — MARCH 17, 2005

     The undersigned holder of the Common Stock of Martek Biosciences Corporation (the “Corporation”) acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated February 10, 2005 and hereby constitutes and appoints Henry Linsert, Jr. and George P. Barker or each of them acting singularly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, March 17, 2005 and at any adjournment or adjournments thereof.

The Board recommends a vote “FOR” Proposals 1 and 2.

Please be sure to sign and date
this Proxy in the box below	Date _____________________

Stockholder sign above	Co-holder (if any) sign above

	For	With- hold	For All Except
The proxies are instructed to vote as follows:	☐	☐	☐

Proposal 1: Election of two Class I Directors

Henry Linsert, Jr. and Sandra Panem

INSTRUCTION: to withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
Proposal 2: To approve the proposed amendment and restatement of the 2004 Stock Incentive Plan	☐	☐	☐

     Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted “FOR” proposals 1 and 2 and in the discretion of the proxy holders as to any other matters.

     Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

MARTEK BIOSCIENCES CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.